Exhibit 99.1

Contact:
David Fraser / Corey Henry
Philip Morris International
T. +41 79 843 8603 / +1 (202) 679 7296
E. David.Fraser@pmi.com / Corey.Henry@pmi.com

Philip Morris International Inc. Holds 2021 Virtual Annual Meeting of Shareholders: Appoints André Calantzopoulos as Executive Chairman of the Board and Jacek Olczak as Chief Executive Officer

NEW YORK — May 5, 2021 — Philip Morris International Inc. (PMI) (NYSE: PM) is pleased to announce that Jacek Olczak was appointed Chief Executive Officer following the company’s 2021 Annual Shareholders Meeting earlier today. Mr. Olczak—most recently the company’s Chief Operating Officer—was also elected to the Board of Directors. André Calantzopoulos, who served as PMI’s Chief Executive Officer from 2013, was appointed Executive Chairman of the Board prior to the meeting. Mr. Lucio Noto stepped down from his role as interim Chairman of the Board and was reelected to the Board of Directors. The appointments follow the announcement of PMI’s leadership transition in December 2020. When determined, PMI will announce the name of the Lead Independent Director on its website.

In accepting his appointment as CEO, Mr. Olczak committed to accelerating PMI’s smoke-free transformation, announced in 2016. The company is focused on developing, scientifically substantiating, and responsibly commercializing smoke-free products that are less harmful than smoking, with the aim of replacing cigarettes as soon as possible.

Mr. Olczak said: “I am humbled and excited to lead PMI as we accelerate our transformation into a smoke-free company. PMI is an industry leader in scientific innovation, and our ambition is that more than half of our net revenues will come from smoke-free products in 2025. Our evolving portfolio will drive our long-term future. We will lean into our scientific research and expertise, using our collective skills and imagination to innovate beyond our existing portfolio and explore new areas of business development.”

Mr. Olczak, 56, began his career with PMI in 1993. He started in finance and general management positions across Europe, including as Managing Director of PMI’s markets in Poland and Germany and as President of the European Union Region, before being appointed Chief Financial Officer in 2012. He held that position until 2018, when he became PMI’s Chief Operating Officer. He holds a master’s degree in economics from the University of Lodz, Poland.

Mr. Olczak has been a vital driver of PMI’s smoke-free transformation, which moved into its commercialization phase with the launch of IQOS in Nagoya, Japan, in 2014. Under his oversight as COO, PMI increased the portion of its net revenues derived from smoke-free products to 28 percent in the first quarter of 2021. Further, the company grew the geographical coverage of its smoke-free products from zero to 66 markets in key cities or nationwide as of March 31, 2021. And Mr. Olczak led PMI’s commercial transformation, successfully developing it from a primarily business-to-business company to an increasingly business-to-consumer company.

Mr. Calantzopoulos said: “Jacek is ideally placed to deliver PMI’s smoke-free vision in his new role as CEO. His passion for the company and our employees underpins his drive for results, as does his deep knowledge of our products, systems, values, and investors. I believe he is the ideal leader to ensure our business’s continued growth and deliver shareholder value. I look forward to continuing to work with him in my new capacity as Executive Chairman of the Board.”

Approximately 85 percent of the shares entitled to vote were represented at the meeting in person or by proxy. The shareholders elected 13 nominees for director; approved, on an advisory basis, the compensation of named executive officers; and ratified the selection of PricewaterhouseCoopers SA as independent auditors. Final voting results will be included in a Form 8-K that PMI will file with the SEC within the next few days.

An archived copy of the webcast of the meeting will be available for approximately one year from the date of the meeting at www.virtualshareholdermeeting.com/PMI2021. The presentation slides and script will also be available at the same website address.

Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company and its shareholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, as well as smoke-free products, associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. In addition, PMI ships versions of its IQOS Platform 1 device and consumables to Altria Group, Inc. for sale under license in the U.S., where these products have received marketing authorizations from the U.S. Food and Drug Administration (FDA) under the premarket tobacco product application (PMTA) pathway; the FDA has also authorized the marketing of a version of IQOS and its consumables as a Modified Risk Tobacco Product (MRTP), finding that an exposure modification order for these products is appropriate to promote the public health. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI’s smoke-free product portfolio includes heat-not-burn and nicotine-containing vapor products. As of March 31, 2021, PMI’s smoke-free products are available for sale in 66 markets in key cities or nationwide, and PMI estimates that approximately 14.0 million adults around the world have already switched to IQOS and stopped smoking. For more information, please visit www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.

PMIs business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category’s performance.

The COVID-19 pandemic has created significant societal and economic disruption, and resulted in closures of stores, factories and offices, and restrictions on manufacturing, distribution and travel, all of which will adversely impact our business, results of operations, cash flows and financial position during the continuation of the pandemic. Our business continuity plans and other safeguards may not be effective to mitigate the impact of the pandemic. Currently, significant risks include our diminished ability to convert adult smokers to our RRPs, significant volume declines in our duty-free business and certain other key markets, disruptions or delays in our manufacturing and supply chain, increased currency volatility, and delays in certain cost saving, transformation and restructuring initiatives. Our business could also be adversely impacted if key personnel or a significant number of employees or business partners become unavailable due to the COVID-19 outbreak. The significant adverse impact of COVID-19 on the economic or political conditions in markets in which we operate could result in changes to the preferences of our adult consumers and lower demand for our products, particularly for our mid-price or premium-price brands. Continuation of the pandemic could disrupt our access to the credit markets or increase our borrowing costs. Governments may temporarily be unable to focus on the development of science-based regulatory frameworks for the development and commercialization of RRPs or on the enforcement or implementation of regulations that are significant to our business. In addition, messaging about the potential negative impacts of the use of our products on COVID-19 risks may lead to increasingly restrictive regulatory measures on the sale and use of our products, negatively impact demand for our products, the willingness of adult consumers to switch to our RRPs and our efforts to advocate for the development of science-based regulatory frameworks for the development and commercialization of RRPs.

The impact of these risks also depends on factors beyond our knowledge or control, including the duration and severity of the pandemic, its recurrence in our key markets, actions taken to contain its spread and to mitigate its public health effects, and the ultimate economic consequences thereof.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2021. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

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